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                                                                    EXHIBIT 23.5



                         CONSENT OF INDEPENDENT AUDITORS



To Board of Directors
General Growth Properties, Inc.:


We consent to the incorporation by reference herein of our report dated October 22, 1998, with respect to the statement of revenues and certain expenses of Spring Hill Mall for the year ended December 31, 1997, which report appears in the Form 8-K/A dated November 4, 1998 of General Growth Properties, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.

Our independent auditor's report contains an explanatory paragraph indicating that the statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in note 1 to the statements of revenues and certain expenses and is not intended to be a complete presentation of Spring Hill Mall's revenues and expenses.


                                                       /s/ KPMG PEAT MARWICK LLP


Los Angeles, California
December 4, 1998